UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2012

MRV COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	001-11174	06-1340090
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

20415 Nordhoff Street, Chatsworth, CA  91311

(Address of principal executive offices)  (Zip code)

Registrant’s telephone number, including area code: (818) 773-0900

Not Applicable

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07           Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on October 11, 2012 (the “Annual Meeting”) and all agenda items set forth below were approved or ratified by the required voting thresholds. Out of an aggregate of 158,592,885 shares that were authorized to vote as of the record date of August 14, 2012 the following number of shares voted on the following matters:

a)              Election of three Directors to serve for the ensuing year and until their successors are elected and qualified:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Kenneth H. Traub	93,501,987	505,933	42,583,555
Robert M. Pons	93,501,849	506,071	42,583,555
Glenn Tongue	93,494,354	513,566	42,583,555

b)             Approve the sale of Interdata and the related stock purchase agreement:  Stockholders approved with 93,369,118 shares voted in favor, 548,806 shares voted against, and 89,996 shares abstaining from voting. There were 42,583,555 broker non-votes for this proposal.

c)              Approve the sale of Alcadon-MRV AB and the related stock purchase agreement:  Stockholders approved with 93,387,964 shares voted in favor, 530,812 shares voted against and 89,144 shares abstaining from voting. There were 42,583,555 broker non-votes for this proposal.

d)             Authorize the Board of Directors to amend our amended and restated certificate of incorporation to effect a reverse stock split of all outstanding shares of the Common Stock at ratios of 1:10, 1:11, 1:12, 1:13, 1:14, 1:15, 1:16, 1:17, 1:18, 1:19 or 1:20, and reduce the authorized shares of Common Stock in the same ratio. Stockholders approved with 133,676,466 shares voted in favor, 2,766,177 shares voted against and 148,832 shares abstaining from voting. No broker non-votes were cast with respect to this proposal.

e)              Approve an amendment to the Company’s 2007 Omnibus Incentive Plan. Stockholders approved with 80,833,739 shares voted in favor, 12,844,431 shares voted against and 329,750 shares abstaining from voting. There were 42,583,555 broker non-votes for this proposal.

f)                Conduct an advisory vote on the compensation of the named executive officers. Stockholders approved with 80,427,063 shares voted in favor, 13,332,697 shares voted against and 248,160 shares abstaining from voting. There were 42,583,555 broker non-votes for this proposal.

g)             Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012:  Stockholders ratified the appointment of Ernst & Young LLP with 135,676,779 shares voted in favor, 721,228 shares voted against, and 193,468 shares abstaining from voting. No broker non-votes were cast with respect to this proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:   October 17, 2012

MRV COMMUNICATIONS, INC.

By:	/s/ Stephen Garcia
Stephen Garcia
Chief Financial Officer